Exhibit 10.17

纽顿NWTN新能源汽车总部项目

NWTN New Energy Vehicle Headquarters Project

投资协议

Investment Agreement

甲 方Party A：金华金义新区招商服务有限公司 Jinhua Jinyi New Area Investment Service Co., Ltd

乙 方Party B：ICONIQ Holding Limited

项目投资协议书

Project Investment Agreement

甲方：金华金义新区招商服务有限公司

Party A: Jinhua Jinyi New Area Investment Service Co., Ltd

代表人∶

Representative：

乙方：ICONIQ Holding Limited（艾康尼克控股公司）

Party B: ICONIQ Holding Limited (ICONIQ Holding)

代表人∶

Representative：

经甲乙双方友好协商，现就乙方在金华金义新区投资建设纽顿NWTN新能源汽车总部项目达成如下协议。

After friendly negotiation between Party A and Party B, the following agreement is reached on Party B's investment in the construction of NWTN new energy vehicle headquarters project in Jinhua Jinyi New District.

一、项目目标Project Objectives

乙方拟在金华设立全资子公司，作为纽顿中国总部，承担新能源汽车研发、采购、生产、销售总部功能。金华公司承担本项目的落地全部事宜，充分发挥乙方在技术及生态方面的优势，建设纽顿NWTN新能源汽车基地，推进甲方区域新能源汽车产业的集聚发展。

Party B intends to establish a wholly-owned subsidiary in Jinhua as NWTN's China headquarters to assume the functions of new energy vehicle R&D, procurement, production and sales headquarters. Jinhua will undertake all the landing matters of this project, fully leveraging Party B's competitive advantages in EV technology and ecosystem, build the NWTN new energy vehicle base and promote the systematic development of the new energy vehicle industry in Party A's region.

二、项目内容Project Content

乙方拟在金义新区投资建设纽顿NWTN新能源汽车总部项目。

Party B intends to invest in the construction of NWTN new energy vehicle headquarters project in Jinyi New District.

投资协议签订后至生产基地投产前，建设内容包括中国总部、采购中心、结算中心和研发中心。

After the investment agreement is signed until the production base becomes operational, the construction will include China headquarters, procurement center, settlement center and R&D center.

（一）项目场地Project Location

1.过渡场地：甲方提供场地用于乙方研发办公、销售、展示等功能，以及高管公寓及员工住房，水电费、物业费等由乙方自行承担。并给予1000万元落地扶持，落地扶持条款在补充协议中约定。

Transitional site: Party A provides space for Party B's R&D office, sales and display functions, as well as executive apartments and staff housing, with utilities and property fees borne by Party B itself. And CNY 10 million landing support will be given, whose terms will be agreed in the supplementary agreement.

2.代建厂房：项目需工业用地由甲方下属国企金义新区发展集团进行代建，建设完成后租赁给乙方使用5-8年，租金享受“两免三减半”；租赁期满后由乙方回购，回购金额=建造成本+建造成本×8%/年的利息-已付租金，具体租赁合同及回购合同另行约定。

Contract factory construction of the project:

The project requires industrial land, which will be constructed upon by the Jinyi New Area Development Group, a state-owned enterprise under Party A, and leased to Party B for 5 to 8 years after the completion of the construction, and the rent will be "two years free and three years halved". After the expiration of the lease period, Party B can buy it back at = construction cost + construction cost x 8%/year interest - rents paid, the specific lease contract and buyback contract will be agreed separately.

（二）资金补助Financial Assistance

资金补助方案由乙方提出申请，报甲方审核通过后采取“以奖代补”的形式进行奖励，按程序一般15个工作日内拨付完成。

The financial assistance program is applied by Party B to Party A for review under the principal of "award in lieu of subsidies" in the form of incentives, which are granted in line with general procedures within 15 working days from the application.

1.甲方下属国企金义发展集团通过PIPE方式锁定对乙方2亿美元的美股上市公司增发（具体约定以PIPE投资协议及补充协议约定为准）。

Jingyi Development Group, a state-owned enterprise under Party A, commits to a US$200 million PIPE subscription into Party B's US-listed company (the specific agreement is subject to the PIPE investment agreement and supplemental agreement).

2.乙方金华公司注册运营后，前两年（24个月）内上交的税收，金义新区地方财政综合贡献额的100%奖励给金华公司，后三年上交税收，金义新区地方财政综合贡献额的50%奖励给金华公司，每年4月底前根据税务部门和乙方金华公司提供的纳税材料给予兑现。

After the registration and operation of Party B's Jinhua Company, 100% of the comprehensive contribution to the local finance of Jinyi New Area will be rewarded to the Jinhua Company for the taxes paid within the first two years (24 months), and 50% of the comprehensive contribution to local finance of Jinyi New Area will be rewarded to Jinhua Company for the taxes paid in the next three years, which will be given by the end of April each year per tax filings provided by the taxation department and by Party B's Jinhua Company.

3.甲方给予乙方金华公司分期提供不超过2亿元人民币贷款的贴息扶持，连续3年按中国人民银行同期贷款基准利率给予100%贴息，一年拨付一次。

Party A provides Party B's Jinhua Company with interest discount support for loans not exceeding CNY 200 million in phases, with 100% interest discount for three consecutive years at the People's Bank of China's benchmark interest rate for the same period, to be disbursed once a year.

4.乙方在金义新区注册公司后，对新认定为国家高新技术企业、获得政府质量奖的，按照金华市有关政策享受。

After Party B registers its company in Jinyi New Area, it will enjoy the policy benefits available to newly recognized national high-tech enterprises and the government quality award in accordance with the relevant policies of Jinhua City.

5.乙方在金义新区注册公司后，获得国家知识产权局的发明专利授权、软件著作权等，当地政府参照《浙江省专利专项资金管理办法》、《浙江省知识产权保护与管理专项资金管理办法》给予资金奖励。

After Party B registers the company in Jinyi New Area and obtains the authorization of invention patents and software copyrights from the State Intellectual Property Office, the local government will grant financial rewards according to the Measures for the Management of Special Funds for Patent in Zhejiang Province and the Measures for the Management of Special Funds for the Protection and Management of Intellectual Property in Zhejiang Province.

6.乙方在金义新区注册公司后，上市成功，当地政府参照《关于推进企业上市和高质量发展“尖峰行动”的意见》、《关于推进企业股改重组对接多层次资本市场的意见》给予资金奖励。

After Party B has registered a company in Jinyi New Area and listed successfully, the local government will provide financial rewards according to the Opinions on Promoting Enterprise Listing and High-Quality Development "Summit Action" and Opinions on Promoting Enterprise Share Reform and Reorganization to Dock to Multi-Level Capital Market.

（三）人才政策Talent Policy

1.按《金华“双龙引才”新政20条》相关规定执行。乙方确保项目落地后12个月内入驻人员不少于20人（本科及硕士以上学历不低于60%），24个月内入驻人员不少于100人。甲方根据乙方人员实际到位情况，向乙方高管及技术主要负责人提供金义新区人才公寓，房租费自人员入住后免除前五年，后五年支付50%费用（五免五减半），物业费由乙方负责。根据乙方发展需求，在企业入驻后五年内可根据实际需求按成本评估购买人才公寓，经双方协商购买期可以延长。对普通员工提供员工宿舍，房租等相关费用由乙方负责。

The relevant provisions of the New Policy 20 of Jinhua "Shuanglong Attracting Talents" shall be implemented. Party B shall ensure that no less than 20 persons (at least 60% with bachelor degree or master degree or above) will be employed within 12 months after the project has landed, and no less than 100 persons will be employed within 24 months. Party A will, based on the actual availability of Party B's personnel, provide Party B's executives and technical principals with talent apartments in Jinyi New Area, and the rent fee will be waived for the first five years after the personnels move in, and 50% of the fee will be paid for the next five years (five waivers and five halves).According to the development demand of Party B, the talent apartment can be purchased according to the actual demand within five years after the enterprise moved in according to the cost assessment, and the purchase period can be extended by mutual agreement. For rank and file employees' lodging, the rent and other related costs are Party B's responsibility.

2.执行《金华“双龙引才”新政20条》、《关于进一步推进“创新强区”战略实施意见》（金区政〔2022〕6号）相关人才奖励措施，并切实解决高层次人才在教育、医疗、交通等方面的同城待遇。

Execute the "Jinhua "Double Dragon Attracting Talents" New Policy 20", "Further Promoting the Strong Innovation District Strategy Implementation Opinions" (Jin District Government [2022] No. 6) related to talent incentive measures, and effectively attract high-level talents with same-city treatments in education, medical care, transportation, etc.

3.对在当地工作的企业高管及技术主要负责人给予一定津贴补贴；对在当地缴纳社保的企业高管及技术主要负责人，前五年内上交的个税，按地方财政贡献额的100%给予奖励，后五年上交的个税，按地方财政贡献额的50%给予奖励。

To provide certain allowance and subsidies to corporate executives and technical leaders working in the local area; to reward the executives and technical leaders paying social security in the local area with 100% of the local financial contribution for the personal tax paid within the first five years, and 50% of the local financial contribution for the personal tax paid in the next five years.

三、甲方的权利义务Party A’s Rights and Obligations

（一）甲方应根据本协议规定，视乙方项目研发成果、销售及税收情况拨付相关补助款项。

Party A shall, in accordance with the provisions of this Agreement, allocate the relevant subsidies depending on Party B's project R&D results, sales and taxation.

（二）甲方应根据乙方需求按约定提供办公研发生产用房。

Party A shall provide office R&D and production facilities according to Party B's requirements as agreed.

（三）甲方有权核查项目进展和补助资金使用情况。

Party A has the right to verify the progress of the project and the use of granted funds.

（四）甲方积极配合乙方寻找、推动整车生产资质收购、迁移等工作。

Party A to actively cooperate with Party B to identify and promote the acquisition and relocation of vehicle production qualifications.

（五）甲方按照国家、省、市及新区相关政策积极为项目提供各类政策扶持和政策优惠，积极支持乙方项目争取上级有关扶持政策。

Party A, in accordance with national, provincial, municipal and new district policies to actively provide various types of policy support and policy preferences to the project, and actively seek relevant senior policy support to Party B's project.

（六）乙方在项目对接及本协议磋商过程中向甲方提供虚假证照、文件资料，骗取项目通过审核、审批的，甲方有权解除本协议。

If Party B provides false certificates and documents to Party A in the process of project matching and negotiation of this Agreement, and deceives the project to pass the examination and approval, Party A has the right to terminate this Agreement.

四、乙方的权利义务Party B's Rights and Obligations

（一）乙方在本协议签订后30个工作日内，设立注册外商独资企业即金华公司，负责本协议中项目投资、建设和运营。

Party B shall, within 30 working days after the signing of this Agreement, establish a wholly-foreign-owned enterprise, i.e. Jinhua Company, which shall be responsible for the investment, construction and operation of the project under this Agreement.

（二）乙方在金华公司成立后的30个工作日内，不少于10人入驻，并将相关高管的劳动合同、社保关系迁移至金华公司。

Within 30 working days after the establishment of the Jinhua Company, and no less than 10 people will be stationed in the Jinhua Company, and the labor contracts and social security relations of relevant executives will be relocated to the Jinhua Company.

（三）乙方金华公司建成新能源整车生产线、麦格纳或同等品牌的研发生产基地，并为金义新区引进整套零部件配套产业链，包括但不限于自动驾驶、新能源汽车再制造项目、电动汽车底盘开发项目、电池包开发与制造项目等。

Party B's Jinhua Company will build a new energy vehicle production line, a Magna or equivalent R&D and production base, and introduce a whole set of parts and components supporting the industry chain for Jinyi New Area, including but not limited to autonomous driving, new energy vehicle remanufacturing, electric vehicle chassis development, battery pack development and manufacturing, etc.

（四）乙方同意国家、省、市及新区相关法规政策和上级部门决定发生变化的，本协议相应约定根据上述法规、政策的变化而变更，双方无需另行协商且均不构成任何违约。

Party B agrees that, if the relevant regulations and policies of the state, province, city and the new district and the decisions of higher authorities change, this Agreement will be revised according to the changes of the above regulations and policies without further negotiation between the two parties and neither of them shall constitute any breach of contract.

（五）乙方自愿接受甲方对其投资额、产值、税收、工商登记等履约情况的监督，并接受甲方根据监督结果作出的相应处理决定。

Party B voluntarily accepts Party A's supervision of its investment amount, production value, taxation, business registration and other performance, and accepts Party A's corresponding processing decisions based on the supervision results.

（六）乙方就本项目向甲方提供的所有文件、资料都是真实、完整、有效的。

All documents and information provided by Party B to Party A in respect of the Project are true, complete and valid.

五、其他约定Other Terms

乙方在享受本协议条款的同时，有权享受浙江省、市、区各类普惠性扶持政策，但就高不重复。

Party B is entitled to enjoy the terms of this agreement at the same time, the right to enjoy the various types of universal support policies in Zhejiang Province, the city and the district, but on the higher not repeated.

六、保密条款Confidentiality

除有关法律、法规、政府机构、司法机构、证券监管机构及证券交易所要求的披露外，在未获得其他方同意的情况下，本协议中的任何一方不得将本协议书的内容及有关保密信息向任何第三方（各方的股东、高级职员、董事、雇员、代理人、代表、会计和法律顾问除外）披露，上述保密信息包括有关本协议、本协议内容及项下的交易，以及彼此就准备或履行本协议而交换的任何口头或书面的商业、财务、法律、市场、客户、技术、财产等资料均被视为保密信息。

Except for disclosures required by relevant laws, regulations, government agencies, judicial bodies, securities regulators and stock exchanges, neither party to this Agreement shall disclose the contents of this Agreement and related confidential information to any third parties (other than the parties' shareholders, officers, directors, employees, agents, representatives, accountants and legal advisors) without the consent of the other parties, and such confidential information includes any oral or written commercial, financial, legal, marketing, customer, technical, property or other information exchanged between the parties in connection with this Agreement, the contents of this Agreement and the transactions hereunder, and the preparation or performance of this Agreement shall be deemed confidential.

七、通知与送达Notice and Delivery

1.所有在本协议下需要发出或送达的通知，要求均须以书面作出，并以特快专递、传真、电子邮件或专人送递的方式发至本协议有关方的下列地址、传真号码或电子邮件：

All notices required to be given or served under this Agreement shall be in writing and shall be sent by courier, facsimile, e-mail or personal delivery to the following address, facsimile number or e-mail of the party involved in this Agreement.

致甲方∶金华金义新区招商服务有限公司

To Party A: Jinhua Jinyi New Area Investment Service Co., Ltd

地址∶

Address:

传真号码Fax Number∶ 0579-83202050

收件人∶胡康

Attn: Hu Kang

电子邮件Email∶568197768@qq.com

致乙方∶ICONIQ Holding Limited

To Party B: ICONIQ Holding Limited

地址∶天津市和平区睦南道76号

Address: No. 76, Munan Road, Heping District, Tianjin

传真号码Fax Number∶/

收件人∶刘鑫 18916168105

Attn: Liu Xin 18916168105

电子邮件Email：Xin.liu@iconiqmotors.com

2.所有在本协议项下所发出或送达的每一项通知或要求，应在下述时间被视作被通知方或被送达方已收到有关通知：Every notice or demand given or served under this Agreement shall be deemed to have been received by the party notified or served as of the time of:

（1）如以预缴邮资的特快专递寄发，投寄当日后的第三天；（2）如由专人送递，则在送达时;（3）如以传真发出，传真机记录发送完毕的时间;或（4）如以电子邮件发出，发件人电脑记录发送完毕的时间。

(1) if sent by prepaid express mail, the third day after the day of posting; (2) if delivered by hand, at the time of delivery; (3) if sent by facsimile, when the facsimile machine records the completion of transmission; or (4) if sent by e-mail, when the sender's computer records the completion of transmission.

八、争议解决方式Dispute Resolution

因履行本协议所发生的或与本协议有关的一切争议，双方应通过友好协商解决，如果通过协商仍不能解决，应当向项目所在地有管辖权的人民法院起诉。双方为诉讼而实际支付的费用（包括但不限于诉讼费和律师费）由败诉方承担。

All disputes arising out of or in connection with the performance of this Agreement shall be settled by the parties through friendly consultation, and if they cannot be settled through consultation, they shall sue in the People's Court with jurisdiction in the place where the Project is located. The actual costs (including but not limited to litigation fees and attorney's fees) paid by both parties for the litigation shall be borne by the losing party.

九、协议生效Agreement Effectiveness

１．本协议一式肆份，甲、乙双方各保留贰份。本协议经双方加盖公章后生效。

This Agreement is made in four copies, two copies for each of A and B. This Agreement shall take effect after the seals of both parties are affixed.

２．本协议未尽事宜，双方协商或签订补充协议解决，补充协议与本协议具有同等法律效力。

Any matters not covered by this Agreement shall be resolved by mutual consultation or by signing a supplementary agreement, which shall have the same legal effect as this Agreement.

３、如一年内双方未就本协议约定事宜进行推进，本协议自动终止。

If the parties do not advance on the matters agreed in this Agreement within one year, this Agreement will be automatically terminated.

4、本协议以中英文书就，如果中英文版本之间有任何差异，则以中文版本为准。

This Agreement is written in both English and Chinese. In any case of discrepancy between the English and Chinese version, the Chinese version will prevail.

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此页为签字页

This page is a signature page

甲方：金华金义新区招商服务有限公司

Party A: Jinhua Jinyi New Area Investment Service Co., Ltd

签字（盖章） Signature (seal).：

2022年8月15日 August 15, 2022

乙方：ICONIQ Holding Limited

Party B: ICONIQ Holding Limited

签字（盖章） Signature (seal).：

2022年8月15日 August 15, 2022